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                                                                   EXHIBIT 10.1



                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT, dated the 26th day of January 1999, by and between HealthTronics, a Georgia corporation (the "Company"), Capital Growth Management, Inc. as Placement Agent (the "Placement Agent"), and (Name of bank), (the "Escrow Agent"), a banking association.

                                         W I T N E S S:

         WHEREAS, the Company proposes to offer and sell up to 1,000,000 Shares of Common Stock (referred to as the "Shares") to investors pursuant to Section 5 of the Securities Act of 1933, as amended and Form SB-2 promulgated thereunder; and


         WHEREAS, the Company will agree with subscribers for such shares that the subscription price paid in cash by such subscribers will be refunded to them if less than an aggregate of $500,004 has been raised from the sale of Shares, and payments therefore received, by _________________, 1999, if the offering is extended by the Company and you receive written notice to that effect on or before the Closing Date (the "Extended Closing Date") and


         WHEREAS, the Company desires to establish an escrow for such funds, and the Escrow Agent is willing to serve as Escrow Agent upon the terms and conditions herein set forth:

         NOW, THEREFORE, in consideration of the promises and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties covenant and agree as follows:

         1. DEPOSIT WITH ESCROW AGENT: The Escrow Agent agrees that it will from time to time accept as Escrow Agent funds (the "Escrow Deposit") received by it representing the subscription amount paid in cash by subscribers for the Company's Shares. Subscription Agreements for the Shares and accompanying checks received by the Placement Agent at its offices shall be reviewed for accuracy by the Placement Agent and, immediately thereafter, the Placement Agent shall deliver such checks to Escrow Agent pursuant to this Agreement. Accompanying each such check shall be information describing (1) the name, address and Federal Tax Identification



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Number of the Subscriber, (2) the number of Shares subscribed for, and (3) the subscription price.

         2. DISTRIBUTION OF ESCROW DEPOSIT: The Escrow Agent shall distribute the Escrow Deposit in the amounts, at the times, and upon the conditions hereinafter set out:

                  2.1 If at any time on or prior to the Closing Date or the Extended Closing Date, said $500,004 in aggregate amount of Shares have been sold, then upon the happening of such event, the Escrow Agent shall deliver 90% of the Escrow Deposit by a certified or cashier's check made payable to "HealthTronics, Inc." or by wire transfer to said account which shall be maintained at (Name of bank). At the same time, the Escrow Agent shall deliver 10% of the Escrow Deposit by a certified or cashier's check made payable to "Capital Growth Management, Inc." or by wire transfer to said account which shall be maintained at (Name of bank). An Affidavit or certification from the Company that an aggregate of $500,004 of Shares have been timely sold and the receipt by Escrow Agent of $500,004 hereunder shall constitute sufficient evidence for the purposes of this Agreement that such event has occurred.

                  2.2 If the Escrow Deposit does not, on or prior to the or the Extended Closing Date, become deliverable to the Company pursuant to Paragraph 2.1 above, the Escrow Agent shall return the Escrow Deposit to the respective subscribers in amounts equal to the subscription amount theretofore paid by each of them without interest and without deductions.

          3.      LIABILITY OF ESCROW AGENT:

                  3.1 In performing any of its duties under this Escrow Agreement, or upon the claimed failure to perform its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which they may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (I) any action taken or omitted to be taken in good faith upon advise of its counsel or counsel for the Company given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder or (ii) to any action taken or omitted to be taken in reliance upon any document, including any written notice or


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instructions provided for in this Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by proper person or persons and to conform with the provisions of this Agreement.

                  3.2 The Company hereby agrees to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be incurred by it resulting from any act or omission of the Company; except, that if Escrow Agent shall be found guilty of willful default or gross negligence under this Agreement by any court of competent jurisdiction, then, in that event, Escrow Agent shall bear all such losses, claims, damages and expenses.

                  3.3 In the event of the breach by the Company of any covenant contained herein or a dispute between any of the parties hereto sufficient in the discretion of Escrow Agent to justify its doing so, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under the terms of this Agreement, together with such legal proceedings as it deems appropriate, and thereupon to be discharged from all further duties under this Agreement. Any such legal action may be brought in any such court as Escrow Agent shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing or after the filing of such legal proceedings if the Escrow Agreement remains effective; and the Company shall indemnify Escrow Agent against its court costs and attorneys' fees incurred in filing such legal proceedings.

         4. INABILITY TO DELIVER: In the event that checks for subscriptions delivered to the Escrow Agent by the Placement Agent pursuant to this Escrow Agreement are not cleared, the Escrow Agent shall deliver such uncleared checks to the Company unless the Escrow Deposit is returned to subscribers pursuant to 2.2 above, in which case Escrow Agent shall mail such uncleared checks to the subscribers. Escrow Agent shall have no responsibility to collect, or to institute any action with respect to, any checks.


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         5.       NOTICES: All notices, requests, demands and other
communications or deliveries required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telegram or deposited for mailing, first class, postage prepaid, registered or certified mail, as follows:

         A)       If to the subscribers for the Company's Shares:

                  To their respective addresses as specified in their Subscription Agreements or as furnished to Escrow Agent pursuant to Paragraph 1 of this Agreement.

         B)       If to the Company:

                  HealthTronics, Inc.
                  425 Franklin Road, Suite 545
                  Marietta, Georgia 30067
                  Attention: Roy S. Brown,
                  President

         C)       If to the Placement Agent:

                  Capital Growth Management, Inc.
                  1827 Powers Ferry Road, Building #2
                  Atlanta, Georgia 30339
                  Attention: Charles G.
                  Maton, President

         D)       If to the Escrow Agent:



                  Charter Bank and Trust Co.
                  --------------------------------------------------------------

                  1920 Powers Ferry Rd.
                  --------------------------------------------------------------

                  Marietta, GA 30067
                  --------------------------------------------------------------

                  Attention: William K. Hilley, V.P.
                  ---------------------------------------------------


          6.      GENERAL:

                  6.1 This Escrow Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

                  6.2 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning of interpretation of this Escrow Agreement.


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                  6.3      This escrow agreement sets forth the entire
agreement and understanding of the parties in respect to this escrow transaction except as to fees and out-of-pocket expenses of escrow agent which are referred to in Section 7 below and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

                  6.4 This Escrow Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Escrow Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach of a waiver of any other condition or of the breach of any other terms of this Escrow Agreement.

                  6.5 This Escrow Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6.6 This Escrow Agreement shall inure to the benefit of the several parties and their respective executors, administrators, successors, heirs and assigns.

         7. FEES OF ESCROW AGENT: The Company agrees to pay the Escrow Agent as compensation for services hereunder by separate agreement. (See Exhibit "A", attached.)

         8. REPRESENTATION OF THE COMPANY: The Company hereby acknowledges that the status of the Escrow Agent with respect to the offering of the Shares is that of agent only for the limited purposes herein set forth, and hereby agrees it will not represent or imply that Escrow Agent, by serving as Escrow Agent hereunder or otherwise, has investigated the desirability or advisability of investment in the Company, or has approved, endorsed or passed upon the merits of the Shares of the Company, nor shall the Company use the name of Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment



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that it has agreed to serve as Escrow Agent for the limited purposes herein set forth.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                    HealthTronics, Inc.
                                   "COMPANY"


                               By:  /s/ Argil J. Wheelock
                                    -----------------------------------------
                                    Argil J. Wheelock, MD
                                    Chairman & CEO

                                    Capital Growth Management, Inc.
                                    "PLACEMENT AGENT"

                               By:  /s/ Edward C. Bonawitz
                                    -----------------------------------------
                                    Edward C. Bonawitz, CEO

                                    (Name of bank)
                                    "ESCROW AGENT"

                               By:  /s/ William K. Hilley
                                    -----------------------------------------
                                    William K. Hilley, V.P.




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